Exhibit 24

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Wentz, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 and Power of Attorney have been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Jeffrey L. Miller Jeffrey L. Miller	Trustee and Chairman	August 29, 2003

/s/ Daniel L. Feist Daniel L. Feist	Trustee and Vice Chairman	August 29, 2003

C. Morris Anderson	Trustee and Vice Chairman

/s/ John F. Decker John F. Decker	Trustee	August 29, 2003

/s/ Patrick G. Jones Patrick G. Jones	Trustee	August 29, 2003

/s/ Stephen L. Stenehjem Stephen L. Stenehjem	Trustee	August 29, 2003

/s/ Steven B. Hoyt Steven B. Hoyt	Trustee	August 29, 2003

/s/ Charles Wm. James Charles Wm. James	Trustee and Senior Vice President	August 29, 2003

/s/ Thomas A. Wentz, Jr. Thomas A. Wentz, Jr.	Trustee, Senior Vice President and General Counsel	August 29, 2003

/s/ Timothy P. Mihalick Timothy P. Mihalick	Trustee, Senior Vice President and Chief Operating Officer	August 29, 2003

/s/ Thomas A. Wentz, Sr. Thomas A. Wentz, Sr.	President and Chief Executive Officer	August 29, 2003

/s/ Diane K. Bryantt Diane K. Bryantt	Senior Vice President and Chief Financial Officer	August 29, 2003

/s/ Michael A. Bosh Michael A. Bosh	Secretary and Associate General Counsel	August 29, 2003